EXHIBIT 10.53

SECOND AMENDMENT OF THE GUIDANT
EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

This Second Amendment of The Guidant Employee Savings and Stock Ownership Plan (the “Plan”) is adopted by Guidant Corporation (the “Company”).

Background

A.	The Company adopted the Plan, originally effective January 1, 1995, and most recently restated it in its entirety effective January 1, 2003.
B.	The Plan has been amended by a First Amendment.
C.	The Company wishes to amend the Plan further.

Amendment

THEREFORE, the Plan is amended as of July 22, 2004.

1.	Section 10.01(a)(1)(A) is amended to read as follows:

(A) Amount of Payment. A Participant who resigns or is dismissed from employment and who has completed 5 years of Service as of such date shall be entitled to the entire value of his Participant’s Account. A Participant shall always be 100 percent vested in his Rollover Contributions Account. A Participant who has completed less than 5 years of Service shall be entitled to the value of his Salary Reduction Contributions and Employee Contributions to the Plan, plus the value of his salary reduction contributions and qualified matching contributions made under the Endovascular Technologies, Inc. 401(k) Savings Plan transferred to this Plan, plus the value of any amounts transferred from the CardioThoracic Systems 401(K) Savings Plan or the AFx 401(k) Plan to the Plan, plus his vested interest in the value of the Employer Contributions credited to his Participant’s Account. Such vested interest shall be determined by a percentage equal to 20 percent for each full year of Service. Notwithstanding the preceding provisions of this paragraph, a Participant who is dismissed from employment as part of the “2004 reduction in force” shall be entitled to the entire value of his Participant’s Account, as though he had completed at least 5 years of Service at the time he is dismissed. For this purpose, a dismissal from employment is part of the 2004 reduction in force if it (1) is part of the reduction in the Company’s workforce undertaken in connection with the restructuring announced on July 22, 2004 and with respect to which affected Employees received termination notices issued during the period July 27, 2004 through August 13, 2004; or (2) occurs after July 22, 2004 in connection with the termination of the Company’s Houston radiation business.

This Second Amendment of The Guidant Employee Savings and Stock Ownership Plan is signed by the duly authorized officer of Guidant Corporation on this 20th day of October , 2004.

                                                                                                GUIDANT CORPORATION

/s/ Roger Marchetti
Signature

Roger Marchetti
Printed

Vice President, Human Resources
Title